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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 30, 2001 on the financial statements of NeoGenesis Pharmaceuticals, Inc. (and to all references to our firm) included as part of this registration statement.

                      /s/ Arthur Andersen LLP

Boston, Massachusetts
January 31, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS